Exhibit 10.7
CO-EXISTENCE AGREEMENT
This CO-EXISTENCE AGREEMENT (this “Agreement”) is entered into effective as of March 1, 2026, by and between Medtronic Group Holding, Inc., a Minnesota corporation (“Medtronic”), and Kangaroo US HoldCo 2, Inc., (prior to the SplitCo Merger (as defined below), “SplitCo” and, following the SplitCo Merger, (“Initial SplitCo Party”)), which on or before the Separation Date shall be merged with and into MiniMed Group, Inc., a Delaware corporation (“SplitCo Parent” whether prior to or following the SplitCo Merger), and, following the SplitCo Merger, (“SplitCo”) with SplitCo Parent surviving such merger (the “SplitCo Merger”) and continuing as “SplitCo” hereunder) (Medtronic and SplitCo each a “Party,” and together, the “Parties”).
RECITALS
A.WHEREAS, in connection with the Separation Agreement, dated as of March 1, 2026, by and between SplitCo and Medtronic (the “Separation Agreement”), (a) Medtronic and its shareholders determined that it is desirable and appropriate to transfer certain assets and liabilities to SplitCo and for SplitCo to conduct and operate the SplitCo Business, and (b) Medtronic will conduct and operate the Medtronic Business; and pursuant to which Medtronic assigned to SplitCo certain trademarks including but not limited to those on Exhibit A; and
B.Whereas, this Agreement is an Ancillary Agreement pursuant to the Separation Agreement;
C.Whereas, following the Separation Date, SplitCo or its applicable Affiliate is or will be the owner of record of the trademark registrations and applications listed on Exhibit A;
D.Whereas, Medtronic or its applicable Affiliate is the owner of record of the trademark registrations and applications listed on Exhibit B.
E.Whereas, Medtronic does not object to SplitCo registering, using and exercising all the rights of ownership of the marks on Exhibit A, or any other mark incorporating the word CARELINK, so long as the registration and use of each such mark is restricted to the SplitCo Business.
F.Whereas, SplitCo does not object to Medtronic registering, using and exercising all the rights of ownership of the marks on Exhibit B, or any other mark incorporating the word CARELINK, so long as the registration and use of each such mark is unrelated to the SplitCo Business.
G.Whereas Medtronic and SplitCo recognize and acknowledge they offer their goods and services in different fields and target different consumers, and that Medtronic’s goods and services offered under the marks on Exhibit B and/or any other CARELINK formative marks that Medtronic may use at any time in the future or at present, whether registered or unregistered, are unrelated to the SplitCo Business, and that SplitCo’s goods and services offered under the marks on Exhibit A and/or any other CARELINK formative marks that SplitCo may use at any time in the future or at present, whether registered or unregistered, are offered only in connection with the SplitCo Business.
H.Whereas, the Parties agree that, based upon their experience in their respective industries and the differences between the Parties’ marks in certain cases, differences in their respective goods and services, differences in the consumers and the sophistication of the consumers, and/or channels of trade, there is no likelihood of confusion, mistake, or deception caused by Medtronic’s registration and/or use of the marks on Exhibit B and/or any other CARELINK formative marks that Medtronic may use at any time in the future or at present, whether registered or unregistered, and SplitCo’s registration and/or use of the marks on Exhibit A and/or any other CARELINK formative marks that SplitCo may use at any time in the future or at present, whether registered or unregistered, so long as SplitCo’s use is restricted to the SplitCo Business and Medtronic’s use is unrelated to the SplitCo Business.
I.Medtronic has no objection to SplitCo’s continued use and registration of SplitCo’s marks listed on Exhibit A so long as SplitCo’s use is restricted to the SplitCo Business.
J.SplitCo has no objection to Medtronic’s continued use and registration of the marks listed on Exhibit B so long as Medtronic’s use is unrelated to the SplitCo Business.
K.The Parties desire to continue to avoid any likelihood of confusion, mistake, or deception as a result of their respective use and registration of their marks.
AGREEMENT
NOW THEREFORE, in consideration of the promises and mutual obligations and undertakings set forth herein, the Parties agree as follows:
1.Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement. As used in this Agreement, the following terms shall have the following meanings:
a.“Medtronic Business” means the business and operations conducted (including business and operations not yet commercialized) by Medtronic and its Subsidiaries other than the SplitCo Business.
b.“Parties” and “Party” have the meaning assigned in the preamble hereto.

c.“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability company, any other entity and any Governmental Authority.
d.“SplitCo Business” means the business and operations constituting Medtronic’s Diabetes operating unit (as further described in the IPO Registration Statement), including the brands and product lines (i) sold by such segment as of or prior to the Separation Date or (ii) otherwise set forth on Schedule V (as listed in the Separation Agreement). Notwithstanding the foregoing, the brands and product lines of all Medtronic operating units and businesses other than the Diabetes operating unit shall be deemed part of the Medtronic Business, and not part of the SplitCo Business.
e.“Subsidiary” of any Person means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.
2.SplitCo consents to Medtronic’s continued use and registration of the marks on Exhibit B and any other CARELINK formative marks that Medtronic may register and/or use at any time in the future or at present, whether registered or unregistered, including in any and all territories and/or jurisdictions where SplitCo has or may acquire earlier registered rights, so long as Medtronic’s use of any CARELINK formative mark is not in connection with the SplitCo Business. SplitCo further agrees it will not oppose, seek to cancel, take action against, or otherwise object to or challenge any use of, application for, or registration of a CARELINK formative mark owned by Medtronic so long as the proposed or actual use of the mark is not in connection with the SplitCo Business.
3.Medtronic consents to SplitCo’s continued use and registration of the marks on Exhibit A and any other CARELINK formative marks that SplitCo may register and/or use at any time in the future or at present, whether registered or unregistered, including in any and all territories and/or jurisdictions where Medtronic has or may acquire earlier registered rights, so long as SplitCo’s use of any CARELINK formative mark is solely in connection with the SplitCo Business. Medtronic further agrees it will not oppose, seek to cancel, take any action against, or otherwise object to or challenge any use of, application for, or registration of a CARELINK formative mark owned by SplitCo so long as the proposed or actual use of the mark is solely in connection with the SplitCo Business.
4.The Parties agree that if, in the future, either Party is apprised of any evidence of actual confusion, mistake, or deception with regard to the respective use of their marks that is materially adversely affecting the SplitCo Business or Medtronic Business, as the case may be, the Party receiving and possessing such information shall promptly make the same available in detail to the other Party. Thereafter, the Parties, through their authorized officers, representatives, and/or attorneys, shall confer for the purpose of jointly considering such evidence and taking the necessary steps to eliminate such confusion.
5.The Parties agree that the use and registration by SplitCo of CARELINK formative marks, including but not limited to those in Exhibit A, for use solely in connection with the SplitCo Business, and use and registration by Medtronic of CARELINK formative marks, including but not limited to those in Exhibit B, for uses unrelated to the SplitCo Business, is not likely to cause confusion, to cause mistake, or to deceive consumers because of differences in appearance between some or all of SplitCo’s CARELINK formative marks and Medtronic’s CARELINK formative marks, differences in the goods and services offered by SplitCo and the goods and services offered by Medtronic, and differences in the consumers of SplitCo’s goods and services and the consumers of Medtronic’s goods and services, and the sophistication of the consumers of SplitCo and Medtronic.
6.The Parties agree that the use and registration by SplitCo of CARELINK formative marks is not likely to cause confusion, to cause mistake, or to deceive so long as SplitCo’s use is related to the SplitCo Business.
7.The Parties agree that use and registration by Medtronic of CARELINK formative marks is not likely to cause confusion, to cause mistake, or to deceive so long as Medtronic’s use is unrelated to the SplitCo Business.
8.The Parties agree that neither Party will oppose or object to the use and registration of CARELINK formative marks by the other Party and the other Party’s successors, assigns, affiliates, subsidiaries and related companies so long as such use and registration is in accord with this Agreement.
9.The Parties agree to execute and deliver any further documents, agreements, letters and the like, including but not limited to agreements to temporarily assign and assign back any application(s) for a CARELINK-formative mark, as may be needed and/or reasonably necessary in any jurisdiction to carry out the intended purpose of this Agreement.
10.The Parties will cooperate in good faith in connection with the enforcement of CARELINK formative marks by the other Party.
11.All provisions of this Agreement shall be severable. The validity of any provision shall not affect the validity of the remaining provisions. In the event of the invalidity of any provision, this Agreement shall be interpreted and enforced as if such provision were not contained in this Agreement.
12.The Parties represent and warrant that they have full authority to execute, deliver and perform this Agreement.
13.This Agreement shall be worldwide in application and may be filed with any Trademark Office in the world including the United States Patent and Trademark Office.

14.This Agreement shall be binding on the Parties and their respective affiliates, subsidiaries and related companies and permitted successors and assigns. Neither Party may assign or otherwise transfer any of its rights, or delegate or other transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without the other Party’s prior written consent; provided, further, that upon the effective time of the SplitCo Merger, SplitCo Parent shall, automatically and without any action from any other Person (including the requirements described in the immediately foregoing proviso), succeed to all of SplitCo’s rights and obligations under this Agreement and shall expressly assume and agree to perform, discharge, and be bound by all of SplitCo’s obligations, covenants, and liabilities under this Agreement and all Ancillary Agreements to which the Initial SplitCo Party is a party as of the effective time of the SplitCo Merger. Any successor or assign shall assume all obligations of its predecessor or assignor, as applicable, under this Agreement. SplitCo may not assign or otherwise transfer any of its rights in the marks on Exhibit A, or any other mark that is subject to this Agreement, and Medtronic may not assign or otherwise transfer any of its rights in the marks on Exhibit B, or any other mark that is subject to this Agreement, in either case, to any other individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity (including any of its affiliates), unless that individual or entity agrees in writing to be bound by the terms and conditions of this Agreement and the transferring Party provides prior written notification of the assignment to the non-transferring Party. For purposes of this Section 14, any merger, consolidation, or reorganization involving a Party (regardless of whether that Party is a surviving or disappearing entity) will be deemed to be a transfer of rights, obligations, or performance under this Agreement or a transfer of such Party’s mark subject to the requirements of this Section 14. No delegation or other transfer will relieve the delegating or transferring Party of any of its obligations under this Agreement.
15.This Agreement may not be modified except in writing signed by both Parties.
16.Article VI (Indemnification), Section 11.01 (Counterparts; Entire Agreement), Section 11.02 (Dispute Resolution), Section 11.04 (Third-Party Beneficiaries), Section 11.08 (Expenses), Section 11.09 (Headings), Section 11.12 (Specific Performance), and Section 11.16 (Interpretation) of the Separation Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized.

MEDTRONIC GROUP HOLDING, INC.

By:	/s/ Brian Sandstrom

Name:	Brian Sandstrom

Title:	Vice President and Secretary

Date:	March 1, 2026

KANGAROO US HOLDCO 2, INC.

By:	/s/ Chris Eso

Name:	Chris Eso

Title:	President

Date:	March 1, 2026
[Signature Page to Trademark Co-Existence Agreement]

Exhibit A
SplitCo CARELINK Marks
[Exhibit A]

Exhibit B
Medtronic CARELINK Marks
[Exhibit B]